Exhibit 99.1

Eightco Holdings (NASDAQ: ORBS) Announces its Participation in World Foundation’s $52.5M funding round as World Shifts From Building the Network to Scaling Utility

Eightco treasury composition as of July 26, 2026: $90M OpenAI equity (indirect), $18M Beast Industries equity, 16,278 ETH, nearly 302 million WLD holdings, and $142M cash and equivalents, totaling approximately $391 million

OpenAI recently announced that it submitted a confidential S-1, setting itself up for a potential future initial public offering

Eightco provides indirect exposure to some of the most innovative private companies including OpenAI and Beast Industries

EASTON, Pa., July 27, 2026 /PRNewswire/ Eightco Holdings Inc. (NASDAQ: ORBS) (“Eightco” or the “Company”) today provided an update on its total holdings, highlighting its position across digital assets and strategic investments in leading private technology companies.

On July 24, 2026, World Foundation announced a $52.5M funding round led by Pantera Capital including Bain Capital Crypto, Eightco, Selini Capital, Susquehanna Crypto, and additional investors. World Foundation also celebrated its three-year anniversary of launching into production, as more than 39 million have joined World Network, with more than 18 million humans verified by an Orb. The network has utilized more than 475 million World ID proofs since its launch.

As of July 26, 2026, at 7:30 p.m. ET, ORBS’ holdings include a $90 million investment (indirectly, through SPVs) in OpenAI, an $18 million funded investment in Beast Industries, a $1 million investment in Mythical Games, 301,971,219 Worldcoin (WLD) at $0.36 per WLD (per Coinbase), 16,278 Ethereum (ETH), and approximately $142 million in total cash and stablecoins, for total holdings of approximately $391 million.

“Clearly, the world is getting close to very powerful AI,” Sam Altman said recently. “We care more about humans than we care about AI. And we are so hardwired to care about people that I’m not afraid for the future as long as we can tell. World ID is our effort at that, and it’s been amazing to see the progress over the last year as people have adopted this and figured out how to integrate this into a new world.”

“The reduction in the WLD token issuance, which started on July 24, cuts incremental supply by half. This should substantially improve the net supply/demand balance for WLD and thus, supports the argument for improved risk/reward in prices,” said Tom Lee, Board Member of Eightco (ORBS).

Top Headlines Driving the News:

ORBS management believes the Company’s treasury portfolio holds some of the most critical components for the future AI and digital financial system. This week’s top headlines include:

●	On July 21, it was announced that asset manager, Grayscale, filed with the SEC to launch the first U.S. ETF tied to Worldcoin (Decrypt).
●	On July 21, OpenAI announced the launch of ChatGPT for small businesses program, an initiative to help small businesses be more productive and scale their businesses with ChatGPT (OpenAI).

●	On July 21, Franklin Templeton Digital Assets published a white paper, authored by Sandy Kaul, titled “Agentic AI—The Killer Use Case for Blockchain and Crypto” (white paper) suggesting blockchains will facilitate machine to machine transactions and will be critical to the deployment of widespread Agentic-AI services. This is consistent with our conviction in the notion that WorldID sits at the center of this interaction.
●	On July 22, it was announced that OpenAI plans to build a data center in Georgia with 3.2 gigawatts of power to be delivered in phases from 2028 to 2032 (Axios).
●	On July 24, 2026 World’s token issuance schedule reached a significant milestone. As outlined in the original World whitepaper, the network’s largest three-year token unlock period concluded, reducing the number of WLD entering circulation each day by approximately 43%, from about 5.1 million tokens to about 2.9 million. ORBS currently holds 301,971,219 WLD, representing approximately 8% of the circulating supply and the largest publicly disclosed WLD position in the world. WLD will continue to enter circulation, but at roughly half the previous daily rate, materially slowing the growth of overall supply (World).

Eightco: Exposure to key mega-trends

Eightco is built around three mega-trends the Company expects to shape the next decade of innovation: artificial intelligence, digital identity, and the creator economy, with positions in each trend through indirect investment in OpenAI (23% of ORBS’ treasury holdings), Worldcoin (28%), and Beast Industries (5%).

Artificial Intelligence — OpenAI

Eightco has invested approximately $90 million in special purpose vehicles with exposure to equity interests in the parent company of OpenAI, representing approximately 23% of treasury assets, one of the highest disclosed concentrations of any listed vehicle.

ChatGPT, OpenAI’s consumer app, is the #1 consumer AI app worldwide (Sensor Tower) and crossed 900 million weekly active users in February 2026, making it the fastest-scaling consumer technology in history (UBS via Reuters).

Digital Identity — WLD Token

Eightco holds nearly 302 million WLD, approximately 8% of circulating supply, the largest publicly disclosed institutional position globally and approximately 28% of the Eightco treasury’s assets.

Worldcoin is the native token of World, a global Proof of Human network built by Tools for Humanity (co-founded by Sam Altman and Alex Blania) and stewarded by the World Foundation. Its Orb devices issue a privacy-preserving World ID that verifies a user is a unique human, not an AI agent.

Under World’s announced business model, applications pay per-verification fees while end-user verification remains free, with both credential issuers and the World protocol monetizing verified-human authentication. World identifies a $6.35 trillion combined addressable revenue opportunity across 13 industries spanning banking, e-commerce, gaming, social media, and agentic AI (per Tools for Humanity).

Creator Economy — Beast Industries

Eightco has invested $18 million in Beast Industries equity, approximately 5% of treasury assets.

Beast Industries operates one of the largest direct-to-consumer reach footprints in the world, with a combined 500 million-plus follower base across platforms, anchored by MrBeast as the most-watched person on YouTube globally. As AI commoditizes content production, distribution and audience trust become increasingly scarce assets.

About Eightco Holdings Inc.

Eightco Holdings Inc. (NASDAQ: ORBS) is a publicly traded company executing a first-of-its-kind Worldcoin (WLD) treasury strategy, providing investors single-ticker indirect exposure to three of the defining trends of this cycle: artificial intelligence through its indirect investment in OpenAI, digital identity through its position as the largest public holder of WLD and the Proof of Human protocol, and the creator economy through its equity stake in MrBeast’s Beast Industries. Backed by leading institutional investors including Bitmine Immersion Technologies Inc. (NYSE: BMNR), MOZAYYX, World Foundation, CoinFund, Discovery Capital Management, FalconX, Payward/Kraken, Pantera, and GSR, Eightco is building the infrastructure layer for human verification in the agentic AI era.

For more information:

X: @iamhuman_orbs

Website: 8co.holdings

Frequently Asked Questions

What is ORBS stock?

Eightco Holdings Inc. (NASDAQ: ORBS) is a publicly traded company on Nasdaq. ORBS provides indirect exposure to: OpenAI and Beast Industries.

Who owns the most Worldcoin (WLD)?

Eightco Holdings (NASDAQ: ORBS) holds nearly 302 million WLD, approximately 8% of circulating supply and the largest publicly disclosed institutional position globally.

What is Proof of Human?

Proof of Human is cryptographic verification that a user is a unique, living person, not a bot or AI agent. It is foundational infrastructure for social networks, banking, agentic commerce, and any system requiring “one person, one account” in the agentic AI era.

How does Eightco (ORBS) relate to Proof of Human?

Eightco Holdings (NASDAQ: ORBS) is the largest publicly disclosed institutional holder of Worldcoin (WLD), the token powering World’s Proof of Human network.

Who is the CEO of Eightco Holdings?

Kevin O’Donnell is the CEO of Eightco Holdings (NASDAQ: ORBS). The Company’s Board includes Tom Lee (Managing Partner and Head of Research at Fundstrat, and Chairman of Bitmine Immersion Technologies (NYSE: BMNR)) and, as an advisor to the Board, Brett Winton (Chief Futurist at ARK Invest).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward-looking, including, without limitation, statements regarding: the Company’s expectations that artificial intelligence, digital identity, and the creator economy will shape the next decade of innovation; the Company’s belief that its treasury portfolio holds some of the most critical components for the future AI and digital financial system; statements regarding the anticipated improvement in WLD net supply/demand balance and risk/reward in prices following the reduction in token issuance; statements that blockchains will facilitate machine-to-machine transactions and will be critical to the deployment of widespread agentic AI services; the Company’s conviction that WorldID sits at the center of the interaction between AI and blockchain; statements regarding World’s addressable revenue opportunity of $6.35 trillion across industries spanning banking, e-commerce, gaming, social media, and agentic AI; statements regarding the expected reduction in WLD token issuance following July 24, 2026, including the reduction from approximately 5.1 million tokens to approximately 2.9 million tokens daily; statements that the Company holds the largest publicly disclosed WLD position globally; statements that distribution and audience trust become increasingly scarce assets as AI commoditizes content production; statements regarding the Company building the infrastructure layer for human verification in the agentic AI era; statements regarding the Company providing indirect exposure to defining trends through its investments in OpenAI, WLD, and Beast Industries; statements that OpenAI submitted a confidential S-1, setting itself up for a potential future initial public offering; and statements regarding future phases of OpenAI’s data center project in Georgia from 2028 to 2032. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop,” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” “positioned,” “view,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s inability to direct the management or operations of private businesses where the Company is not a controlling stockholder, including OpenAI and Beast Industries; risk of loss or markdown on the Company’s strategic investments, including its indirect position in OpenAI equity (held through special purpose vehicles), its position in WLD, and its position in Beast Industries equity; the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce the Company’s capital resources or otherwise delay capital deployment; inability to raise adequate capital to fund or scale its business operations or strategic investments; volatility in digital asset prices, including WLD and ETH, which could materially affect the value of the Company’s treasury holdings; regulatory changes, future legislation and rulemaking negatively impacting digital assets, artificial intelligence adoption, or biometric data collection; risks related to the development, adoption, and market acceptance of Proof-of-Human technology and the World network; uncertainty regarding the pace and trajectory of agentic AI deployment in enterprise and consumer applications; uncertainty regarding OpenAI’s product roadmap, business model developments, and the timing or success of any IPO; risks related to Beast Industries’ ability to achieve its growth projections; competition in the digital identity and AI infrastructure markets; reliance on third-party sources for the valuation of certain investments; uncertainty regarding MrBeast’s continued success and the performance of Beast Industries’ creator-driven business model; risks related to the Company’s concentrated positions in certain digital assets and private company investments; shifting public and governmental positions on digital assets or artificial intelligence-related industries; risks that WLD supply dynamics may not result in anticipated market effects; risks related to World Foundation’s funding, development, and ability to scale its network and business model; and risks associated with the timing and completion of OpenAI’s planned data center projects. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in the forward-looking statements herein, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including the risk factors and other disclosures in its Annual Report on Form 10-K filed with the SEC on April 15, 2026 and other publicly available SEC filings. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect actual results or any change in its expectations.

SOURCE Eightco Holdings (NASDAQ: ORBS)

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